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                                                                    Exhibit 99.2

                              i2 TECHNOLOGIES, INC.
              INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN ("IESPP")
                             ENROLLMENT/CHANGE FORM
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
                             Action                                             Complete Sections:
                             ------                                             ------------------
SECTION 1:                   [ ]   New Enrollment                               2, 3, 6 and sign attached Stock Purchase Agreement
                             [ ]   Payroll Deduction Change                             ---
ACTIONS                      [ ]   Terminate Payroll Deductions                 2, 4, 6
                             [ ]   Leave of Absence                             2, 5, 6
                                                                                2, 5, 6
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SECTION 2:                   Name
                                 ---------------------------------------------------------------------------------------------------
PERSONNEL                             Last                First              MI                                           Dept.
DATA
                             Home Address
                                          -----------------------------------------------------------------------------------------
                                     Street
                                           -----------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
                                        City                      State                           Zip Code

                             Social Security #: [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]
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SECTION 3:                   Effective with the
NEW                          Purchase Period Beginning:           Payroll Deduction Amount:  _____% of base salary*
ENROLLMENT                   [ ] May 1, 199__
                             [ ] November 1, 199__                  * Must be a multiple of 1% up to a maximum of 15% of base salary

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SECTION 4:          Effective with the                                                I authorize the following new level of payroll
PAYROLL             Pay Period Beginning:                                             deduction:         % of base salary*
DEDUCTION                                ------------------------------------------              -------
CHANGE                                          Month, Day and Year
                                                                                      * Must be a multiple of 1% up to a maximum of
                                                                                      15% of base salary

                    NOTE:      You may reduce your rate of payroll deductions once per purchase period to become effective
                    ----       as soon as possible following the filing of the change form.
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SECTION 5:          Effective with the                                                Your election to terminate your payroll
TERMINATE           Pay Period Beginning:                                             deductions for the balance of the purchase
PAYROLL                                    ----------------------------------------   period cannot be changed, and you may not
DEDUCTIONS/                                       Month, Day and Year                 rejoin the purchase period at a later date.
LEAVE OF ABSENCE                                                                      You  will not be able to resume participation
                                                                                      in the IESPP prior to the commencement of the
                    In connection with my voluntary termination of                    next purchase period.
                    payroll deductions (or an approved leave of
                    absence), I elect the following action regarding my
                    IESPP payroll deductions to date in the current
                    purchase period:

                    [ ]  Purchase shares of i2 Technologies, Inc. at end of the period
                                        OR
                    [ ]  Refund IESPP payroll deductions collected

                   NOTE: If your employment terminates for any reason or your eligibility status changes (20 hrs/wk or 5 months/yr), you will immediately cease to participate in the IESPP, and your IESPP payroll deductions collected in that period will automatically be refunded to you.
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SECTION 6:
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


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        Date                                                                              Signature of Employee
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